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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Northstar Computer Forms, Inc. and Subsidiary on Form S-8 of our report dated January 6, 1998, on our audits of the consolidated financial statements of Northstar Computer Forms, Inc. and Subsidiary as of October 31, 1997 and 1996, and for the fiscal years ended October 31, 1997, 1996 and 1995, which is incorporated by reference in the Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1997.

                                        /s/ PricewaterhouseCoopers LLP

                                        PricewaterhouseCoopers LLP


Minneapolis, Minnesota
July 30, 1998